Exhibit 21

          Subsidiary                             Jurisdiction of Incorporation
          ----------                             -----------------------------

Uniforce Staffing Services, Inc.                                    New York

Temporary Help Industry Servicing Company, Inc.                     New York

Brentwood Service Group, Inc.                                       New York

E.O. Operations Corp.                                               New York

E.O. Servicing Co., Inc.                                            New York

Tempfunds International, Inc.                                       New York

UTS of Delaware, Inc.                                               Delaware

UTS Corp. of Minnesota                                              Minnesota

USI Inc. of California                                              California

PrO Unlimited, Inc.                                                 New York

Uniforce Payrolling Services, Inc.                                  New York

THISCO of Canada, Inc.                                              New York

LabForce of America, Inc.                                           New York

Uniforce MIS Services of Georgia, Inc.                              Georgia

Uniforce Medical Office Support, Inc.                               New York

Computer Consultants Funding & Support, Inc.                        New York

Uniforce Information Services, Inc.                                 New York

Professional Staffing Funding & Support, Inc.                       New York

Staffing Industry Funding & Support, Inc.                           New York